            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated May 26, 2005 for Oppenheimer Total Return Bond Fund in the Proxy Statement for Oppenheimer
Total Return Bond Fund in the Form N-14 Registration Statement filed with the
Securities and Exchange Commission.

/s/ Ernst & Young LLP
______________________
Ernst & Young LLP

New York, New York
November 28, 2005